Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACTION OF 2002

William H. Joyce, Chairman and Chief Executive Officer of Nalco Holding Company ("Nalco") and Bradley J. Bell, Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco's 10-Q financial report (the "Report") with the Securities and Exchange Commission, covering the calendar quarter ending September 30, 2004, hereby certify as follows:

a.	The Report fully complies with the requirements of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operation for Nalco.
/s/ WILLIAM H. JOYCE

William H. Joyce Chairman and Chief Executive Officer Date: November 17, 2004
/s/ BRADLEY J. BELL

Bradley J. Bell Executive Vice President and Chief Financial Officer Date: November 17, 2004